Exhibit 10.10.1

Exclusive License

S01-027, S01-028: IO

7/2/01

The offer contained herein is valid for a license that is fully executed by July 30, 2001 and is subject to change without notice thereafter. STANFORD is under no obligation to grant a license or any other rights during or beyond the expiration date.

AGREEMENT

Effective as of July 2, 2001 (“Effective Date”), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“STANFORD”), and Google Inc., a California corporation having a principal place of business at 2400 Bayshore Pkwy., Mountain View, CA 94043 (“LICENSEE”), agree as follows:

1. BACKGROUND

1.1	STANFORD and LICENSEE are parties to a License Agreement effective December 1, 1998 (“Original Agreement”) for “Improved Text Searching in Hypertext Systems” as described in Stanford Docket S96-213. LICENSEE is exercising its Option to acquire an exclusive license to STANFORD’s rights in Licensed Patent(s) filed based on technology identified in Appendix A of the Original Agreement which was conceived solely by Lawrence Page and/or Sergey Brin in the course of Stanford responsibilities and reduced to practice by Mr. Page or Mr. Brin in the course of their affiliation with LICENSEE.

1.2	STANFORD desires to have the Licensed Patent(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.3	LICENSEE desires an exclusive license to Stanford’s rights under said Licensed Patent(s) to develop, manufacture, use, and sell Licensed Product(s) in the field of use of Internet search applications.

2. DEFINITIONS

2.1	“Licensed Patent(s)” means any Letters Patent issued upon STANFORD and LICENSEE jointly owned U.S. Patent Applications,

(a)	Serial Number 09/521,996, filed 03/09/2000, based on Stanford Docket #S01-028 “Information Extraction from a Database”; and

(b)	Any patent applications based on Stanford Docket #S01-027 “Background Surfing”

any foreign patents corresponding thereto, and/or any divisions, continuations, continuations-in-part or reissue thereof.

2.2	“Licensed Product(s)” means any product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:

(a)	Is covered by a valid claim of an issued, unexpired Licensed Patent(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

(b)	Is covered by any claim being prosecuted in a pending application directed to the Licensed Patent(s).

2.3	“Licensed Field of Use” means Internet Applications.

2.4	“Licensed Territory” means worldwide.

2.5	“Exclusive” means that, subject to Article 4, STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

2.6	“Patent Sublicense” means any sublicense of Licensed Patent(s) granted by LICENSEE to a third party to allow that third party to make, use, and sell its own Licensed Products without LICENSEE providing products or services.

3. GRANT

3.1	STANFORD hereby grants and LICENSEE hereby accepts a license in the Licensed Field of Use to make, use, and sell Licensed Product(s) in the Licensed Territory.

3.2	Said license is Exclusive, including the right to grant Patent Sublicenses pursuant to Article 12, in the Licensed Field of Use for a term commencing as of March 30, 2001, and ending on the first to occur of the following:

(a)	8 years from the Effective Date; or

(b)	5 years from the issue date of the last to issue of Licensed Patent(s).

Thereafter, said license shall be nonexclusive until expiration of the last to expire of Licensed Patent(s).

3.3	STANFORD shall have the right to practice the Licensed Patent(s) for its own bona fide research, including sponsored research and collaborations. STANFORD shall have the right to publish any information included in the Licensed Patent(s).

4. GOVERNMENT RIGHTS

If there has been government sponsorship, this Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be “manufactured substantially in the United States,” and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Licensed Patent(s).

5. DILIGENCE

5.1	As an inducement to STANFORD to enter into this Agreement, LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Product(s). Unless LICENSEE has a Licensed Product(s) available for commercial sale prior to 5 years from the Effective Date, LICENSEE agrees that STANFORD may terminate this Agreement.

5.2	Progress Report - On or before August 1 of each year until LICENSEE markets a Licensed Product(s), LICENSEE shall make a written annual report to STANFORD covering the preceding year ending June 30, regarding the progress of LICENSEE toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6. ROYALTIES

6.1	In consideration of the rights granted it by this Agreement, LICENSEE agrees to make payments to STANFORD as set forth in this Article 6.

6.2	LICENSEE agrees to pay to STANFORD a noncreditable, nonrefundable license royalty of Twenty-five Thousand Dollars ($25,000) for Stanford Docket # S01-028 upon signing this Agreement.

6.3	Within 30 days after issuance of any Letters Patent for U.S. Patent Application 10/408,784 filed on 04/08/2003 based on Stanford Docket # S01-027, LICENSEE shall pay STANFORD a noncreditable, nonrefundable license royalty of Twenty-five Thousand Dollars ($25,000).

6.4	LICENSEE shall pay for all costs incurred in connection with the preparation, filing, prosecution and maintenance of Licensed Patent(s). The filing, prosecution, and maintenance of all Licensed Patent(s) shall be the primary responsibility of LICENSEE; provided, however, STANFORD will have reasonable opportunities to participate in decision making relative to such filing, prosecution, and maintenance, and LICENSEE will use its best efforts to incorporate STANFORD’S reasonable suggestions regarding said prosecution. LICENSEE patent counsel will directly notify both parties of any actions relating to said prosecution.

7. NEGATION OF WARRANTIES

7.1	Nothing in this Agreement is or shall be construed as:

(a)	A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);

(b)	A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

(c)	An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 11;

(d)	Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

(e)	An obligation to furnish any technology or technological information.

7.2	Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8. INDEMNITY

8.1	LICENSEE agrees to indemnify, hold harmless, and defend STANFORD, UCSF-Stanford Health Care and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Licensed Patent(s) or Licensed Product(s) by LICENSEE or sublicensee(s), or their customers.

8.2	STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products(s).

8.3	LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

8.4	In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s). Such insurance shall provide minimum limits of liability of $1 Million and shall include STANFORD, UCSF-Stanford Health Care, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD, UCSF-Stanford Health Care, and Stanford Health Services shall be excess and noncontributory.

9. MARKING

Prior to the issuance of Licensed Patent(s), LICENSEE agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words “Patent Pending,” and following the issuance of one or more patents, with the numbers of the Licensed Patent(s).

10. STANFORD NAMES AND MARKS

LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD, Stanford Health Services or UCSF-Stanford Health Care, or that is associated with any of them, without STANFORD’s prior written consent. Any use of STANFORD’s name shall be limited to statements of fact and shall not imply endorsement of LICENSEE’s products or services.

11. INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS

11.1	LICENSEE shall promptly inform STANFORD of any suspected infringement of any Licensed Patent(s) by a third party. During the Exclusive period of this Agreement, STANFORD and LICENSEE each shall have the right to institute an action for infringement of the Licensed Patent(s) in the Licensed Field of Use against such third party in accordance with the following:

(a)

If STANFORD and LICENSEE agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. LICENSEE and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

(b)	In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join LICENSEE as a plaintiff. If STANFORD decides to institute suit, then it shall notify LICENSEE in writing. LICENSEE’S failure to notify STANFORD in writing, within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be LICENSEE’S assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

(c)	In the absence of agreement to institute a suit jointly and if STANFORD notifies LICENSEE that it has decided not to join in or institute a suit, as provided in (a) or (b) above, LICENSEE may institute suit. LICENSEE shall bear the entire cost of such litigation, including expenses incurred by STANFORD., in the reasonable opinion of LICENSEE’S and STANFORD’S respective counsel, STANFORD should be a named party to any such suit for standing purposes, LICENSEE may join STANFORD as a party, provided, however, that (i) STANFORD shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has the right to join STANFORD as a party; and (iii) LICENSEE shall keep STANFORD reasonably apprised of all developments in any such action.

Any recovery in excess of litigation costs will be shared with STANFORD as mutually agreed upon prior to the initiation of litigation. LICENSEE and STANFORD agree to negotiate in good faith an appropriate compensation to STANFORD for any non-cash settlement or non-cash cross-license.

11.2	Should either STANFORD or LICENSEE commence a suit under the provisions of Paragraph 11.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and LICENSEE.

12. SUBLICENSE(S)

12.1	LICENSEE may grant Patent Sublicense(s) in the Licensed Field of Use during the Exclusive period.

12.2	If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee(s), LICENSEE will, at STANFORD’s request, negotiate in good faith a Patent Sublicense(s) hereunder.

12.3	Any Patent Sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except Patent Sublicense terms and conditions shall reflect that any sublicensee(s) shall not further sublicense. Any such sublicense(s) also shall expressly include the provisions of Articles 7 and 8 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s), to STANFORD or its designee., in the event that this Agreement is terminated.

12.4	Prior to issuing any Patent Sublicense(s), LICENSEE agrees to negotiate with STANFORD to reach a mutually satisfactory agreement and reasonable sharing of Patent Sublicensing income payable to STANFORD for any such Patent Sublicense(s) executed during the exclusive period.

12.5	LICENSEE agrees to provide STANFORD a copy of any Patent Sublicense granted pursuant to this Article 12.

13. TERMINATION

13.1	LICENSEE may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.

13.2	STANFORD may terminate this Agreement if LICENSEE:

(a)	Is in default in payment of royalty or providing of reports;

(b)	Is in breach of any provision hereof; or

(c)	Provides any false report;

and LICENSEE fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

13.3	Surviving any termination or expiration are:

(a)	LICENSEE’S obligation to pay royalties accrued or accruable;

(b)	Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

(c)	The provisions of Articles 7, and 8 and any other provisions that by their nature are intended to survive.

14. ASSIGNMENT

This Agreement may not be assigned.

15. ARBITRATION

15.1	Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

15.2	Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within thirty (30) days of such arbitration request. Judgement upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

15.3	The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

15.4	Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

16. NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

To STANFORD:	To LICENSEE:

Office of Technology Licensing	Google Inc.
Stanford University	2400 Bayshore Pkwy
900 Welch Road, Suite 350	Mountain View CA 94043
Palo Alto, CA 94304-1850	________________________________________

Attention: Director	Attention: Legal Dept.

Either party may change its address upon written notice to the other party.

17. WAIVER

None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

18. APPLICABLE LAW

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		LICENSEE

Signature	/s/ Katharine Ku	Signature	/s/ Sergey Brin

Name	Katharine Ku	Name	Sergey Brin

Title	Director Technology Licensing	Title	President

Date	August 7, 2001	Date	7/30/01